                              BUFFTON CORPORATION
                              -------------------


                                  EXHIBIT 21


The following schedule lists the subsidiaries of Buffton Corporation as of September 30, 1996:



Corporate Name                       Organization      Ownership Percent
--------------                       ------------      -----------------

Buffton Corporation                     Delaware            Parent
Summatronix, Inc.                       Delaware              100
Current Technology, Inc.                Delaware              100
BFX Hospitality Group, Inc.             Nevada                100
Main Street Realty, Inc.                Nevada                100
American Food Classics, Inc.            Nevada                100
Lucile's Stateside Bistro-Texas, Inc.   Texas                 100
BFX-LA, Inc.                            Louisiana             100
Cat's Meow, Inc.                        Louisiana             100
St. Louis & Bourbon E. C., Inc.         Louisiana             100
Cabo-Shepherd, Inc.                     Texas                 100
Cabo-Travis, Inc.                       Texas                 100
Boutique Inns, Inc.                     Nevada                100
Stockyards Hotel, Inc.                  Texas                 100